FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

DATED AS OF MAY 30, 2018

BY AND BETWEEN

ESA P PORTFOLIO OPERATING LESSEE LLC

AS LESSEE

AND

ESA MANAGEMENT, LLC

AS MANAGER

US\16536538.3

FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (this “Amendment”) is entered into as of May 30, 2018, by and between ESA P PORTFOLIO OPERATING LESSEE LLC (f/k/a ESA P Portfolio Operating Lessee Inc.), a Delaware limited liability company (“Lessee”), and ESA Management, LLC, a Delaware limited liability company (“Manager”).
WITNESSETH
WHEREAS, Lessee and Manager are parties to that certain Amended and Restated Management Agreement dated as of August 30, 2016, (the “Original Management Agreement”), pursuant to which Manager has agreed manage and operate the Hotels (as defined in the Original Management Agreement) as Lessee’s exclusive manager, subject to and upon the terms and conditions set forth in the Original Management Agreement;
WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Management Agreement; and
WHEREAS, Lessee and Manager desire to amend the Original Management Agreement on the terms and conditions set forth herein to reflect the addition of certain real property known as 1835 Canterbury Glen Lane, Rock Hill, South Carolina, 29730, to the Hotels.
NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Manager and Lessee hereby agree as follows.
1.Amendment. Effective as of the date of this Amendment, Exhibit A attached hereto is hereby added at the end of Schedule A of the Original Management Agreement.
2.    Ratification. All provisions of the Original Management Agreement, as hereby amended, are hereby ratified and declared to be in full force and effect. All references in the Original Management Agreement to the “Agreement”, “herein”, “hereunder” or terms of similar import shall be deemed to refer to the Original Management Agreement, as amended by this Amendment.
3.    Applicable Law. This Amendment shall be construed under, and governed in accordance with, the laws of the State of New York; provided, that the provisions for the enforcement of the Manager’s rights and remedies under the Original Management Agreement, as modified by this Amendment, shall be governed by the laws of each of the respective states where the Leased Property is located to the extent necessary for the validity and enforcement thereof.
4.    Successors Bound. This Amendment shall be binding upon and inure to the benefit of Manager and Lessee and their respective successors and assigns.
5.    Counterparts; Headings. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall be effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto, shall have been signed. Headings in this Amendment are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

6.    Incorporation of Recitals. The recitals set forth in the preamble of this Amendment are hereby incorporated into this Amendment as if fully set forth herein.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date above first written.

LESSEE:

ESA P PORTFOLIO OPERATING LESSEE LLC, a Delaware limited liability company

By:    /s/ Christopher N. Dekle
Name:    Christopher N. Dekle
Title:    Vice President and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

MANAGER:

ESA MANAGMENT, LLC, a Delaware limited liability company

By:    /s/ Christopher N. Dekle
Name:    Christopher N. Dekle
Title:    General Counsel

Exhibit A

Site #	Address	Owner
9400	1835 Canterbury Glen Lane Rock Hill, SC 29730	ESA P Portoflio LLC